UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
December 17, 2008
Date of report (Date of earliest event reported)
Wireless Ronin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	1-33169	41-1967918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345
(Address of principal executive offices, including zip code)
(952) 564-3500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     (c) On December 17, 2008, our board elected James C. Granger as our President and Chief Executive Officer. Our board also elected Mr. Granger to serve as a director. Mr. Granger assumed these roles effective immediately upon such election.
     Mr. Granger, age 62, most recently served as president of Toptech Systems, Inc., a provider of software, hardware and data services, from 2005 to 2007. Prior to Toptech, Mr. Granger was president, chief executive officer and a director of Norstan Inc., a communications solutions and services company, from 2000 to 2004. Mr. Granger served as chairman, president and chief executive officer of Digital Biometrics, Inc., now part of L-1 Identity Solutions Inc., a provider of identification information systems that employ biometric technology, from 1997 to 2000. He was president of Access Platform Systems Division at ADC Telecommunications Inc., a provider of broadband communications network infrastructure products and related services from 1995 to 1997. Mr. Granger served as vice president of consumer markets operations, and before that, as vice president of marketing, at Sprint/United Telephone from 1989 to 1995.
     We have entered into an employment agreement with Mr. Granger, upon the recommendation of our compensation committee, pursuant to which Mr. Granger will receive an annual base salary of $250,000 and is eligible to receive performance-based cash bonuses. Under our Senior Management Bonus Plan (described below), Mr. Granger is eligible to receive a target bonus of $200,000 if certain performance targets set by the compensation committee are achieved under such plan for 2009. The employment agreement provides that a severance payment will be made if Mr. Granger’s employment is terminated (1) by our company within a specified period following a change in control for any reason other than for cause or death or disability, (2) by our company without cause, or (3) by Mr. Granger for good reason. The severance payment would be twelve (12) months of base salary and an amount equal to Mr. Granger’s bonus earned for the last fiscal year, but not to exceed Mr. Granger’s target bonus as set forth in any bonus plan arrangement in which Mr. Granger participates at the time of termination of his employment. If Mr. Granger becomes eligible for severance benefits, he may also become eligible for COBRA benefits under his employment agreement. In addition, Mr. Granger has agreed to certain nondisclosure and inventions provisions during the term of his employment and thereafter, certain noncompetition provisions during the term of his employment and for a period of two years thereafter, and certain noninterference and nonrecruitment provisions during the term of his employment and for a period of one year thereafter. The foregoing description is qualified in its entirety by reference to Mr. Granger’s employment agreement, which appears as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 5.02(c).
     Also upon the recommendation of our compensation committee, upon the commencement of his employment, we granted Mr. Granger a ten-year stock option under our Amended and Restated 2006 Equity Incentive Plan to purchase 400,000 shares of our common stock at $0.67 per share (representing the closing price of our common stock on the date Mr. Granger commenced his employment), with vesting of 25 percent on the date of grant and 25 percent annually thereafter. We have previously filed the form of non-qualified stock option agreement used in connection with awards to executive officers under our Amended and Restated 2006 Equity Incentive Plan.
     There are no familial relationships between Mr. Granger and any other executive officer or director of our company. There are no transactions in which Mr. Granger has an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of our executive officers is appointed to serve until his or her successor is duly appointed or his or her earlier removal or resignation from office.

     We issued a press release regarding the naming of Mr. Granger as President, Chief Executive Officer and one of our directors on December 18, 2008, which is attached hereto as Exhibit 99 and is incorporated by reference in response to this Item 5.02(c).
     (d) On December 17, 2008, our board, upon the recommendation of our corporate governance and nominating committee, elected James C. Granger to serve as a director. Further information regarding Mr. Granger is set forth in Item 5.02(c) above and is incorporated by reference in response to this Item 5.02(d).
     Mr. Granger has not been appointed to serve on any committees, and we do not expect him to be appointed to any committees, other than possibly the executive committee, because he is not an “independent director.”
     As an employee of our company, Mr. Granger will receive no fees for his service as a director of our company.
     Each of our directors is elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until his or her successor is elected and duly qualified.
     (e) On December 22, 2008, our compensation committee (1) set the annual base salaries of our executive officers for 2009 and (2) established a senior management bonus plan.
     2009 Base Salaries
     The annual base salaries for our executive officers for 2009 have been set at the following levels (representing a base salary freeze from 2008):

2009 Base
Name and Position of Executive Officer	Salary
James Granger President, Chief Executive Officer, and Director	$250,000
Scott Koller Executive Vice President of Sales and Marketing	$185,000
Brian Anderson Vice President, Interim Chief Financial Officer and Controller	$143,000
Robert Whent Executive Vice President, Content Engineering	$225,000
     Senior Management Bonus Plan
     The compensation committee also established a senior management bonus plan under which certain members of our senior management team, who are ineligible to participate in our profit-sharing bonus program for associates and who are not commissioned salespeople, may be eligible for non-equity incentive awards if certain performance targets set by the compensation committee are achieved under such plan for 2009. For 2009, bonuses under the senior management bonus plan will be based 50 percent upon the company’s annual gross revenue and 50 percent upon the company’s EBITDA123R/(loss), which will be calculated based upon the company’s accounting practices, consistently applied and upon GAAP standards applicable to the company.
     The following chart sets forth the 2009 target bonus under the senior management bonus plan for each of our eligible executive officers.

2009 Target
Name and Position of Executive Officer	Bonus
James Granger President, Chief Executive Officer, and Director	$200,000
Scott Koller Executive Vice President of Sales and Marketing	$75,000
Brian Anderson Vice President, Interim Chief Financial Officer and Controller	$35,000
     The foregoing discussion of the senior management bonus plan is qualified in its entirety by reference to the plan itself, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference in response to this Item 5.02(e).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	See “Exhibit Index.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008	Wireless Ronin Technologies, Inc.

	By:	/s/ Scott N. Ross Scott N. Ross
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Executive Employment Agreement, dated December 17, 2008.

10.2	Senior Management Bonus Plan, adopted December 22, 2008.

99	Press release, dated December 18, 2008.